Exhibit 99.1
AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (the “Agreement”) is entered into as of March 7, 2011 by and between ZAGG Incorporated, a Nevada corporation (“Borrower”), and U.S. Bank National Association (“Lender”).

RECITALS

Borrower has requested that Lender make a revolving loan to Borrower as described below, and Lender has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1                                    DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” means any transaction or series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other entity, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership.

“Agreement” has the meaning given in the introductory paragraph hereto.

“Applicable Law” means, collectively, all applicable Federal, state, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date and (b) the date of the termination of the Commitment by agreement between Borrower and Lender or under Section 7.2.

“Bankruptcy Code” means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time.

“Best Buy” means BBY Solutions, Inc. doing business as “Best Buy.”

“Borrower” has the meaning given in the introductory paragraph hereto.

“Borrowing Base” means at any time when determined the sum of (a) eight percent (80%) of Borrower’s Eligible Accounts plus (b) fifty percent (50%) of Borrower’s Eligible Inventory, but in no event shall the Eligible Inventory portion exceed fifty percent (50%) of the total Borrowing Base.

“Business Day” means any day except Saturday, Sunday or legal holiday observed by Lender.

“Closing Date” means the first date on which all the conditions precedent in Article IV are satisfied.

“Collateral” means the property encumbered by the Security Agreement and the other Loan Documents.

“Commitment” means the agreement of Lender to advance the Loan on a revolving basis in the principal amount not to exceed the lesser of (a) the Borrowing Base or (b) Twenty Million Dollars ($20,000,000.00) and in accordance with the terms of the Loan Documents.

“CPA” means certified public accountant.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Eligible Accounts” means, at a particular date that the Borrowing Base is determined, the total receivables of Borrower (less the amount shown on its most recent quarterly, or as applicable, year-end financial statements for “reserves for sales returns,” which is $1,376,281.00 as of the quarter ending September 30, 2010):

(1)(i) that are bona fide, valid and legally enforceable obligations of the account debtor and arise from the actual sale and delivery of goods or rendition of services in the ordinary course of business to such account debtor, (ii) that do not contravene, nor arise from sales that contravene, any law, rule or regulation applicable thereto, (iii) that conform in all other respects to the representations and warranties contained in the Security Agreement, and (iv) that are supported by genuine and complete invoices, shipping documents or receipts in Borrower’s possession;

(2) that have been invoiced by Borrower and that are not more than sixty (60) days past due or not more than ninety (90) days past invoice date (except in the instance in which Best Buy is the account debtor, in which event the ninety (90) days past invoice benchmark shall be increased to one hundred twenty (120) days past invoice date);

(3) that are owned by Borrower free and clear of all liens or other rights or claims of any person or entity (except in favor of Lender) and that arise from sales in respect of which all sales, excise or similar taxes have been paid in full or have otherwise been provided for so as not to be included in the outstanding amount of such receivables, except for such taxes the validity, amount or applicability of which is being contested in good faith by appropriate actions or proceedings;

(4) with respect to which Lender has a perfected first priority security interest, provided that all financing statements are currently effective and no other effective financing statement or other instrument similar in effect covering such receivables is on file in any recording office;

(5) that are not owed by an account debtor that (i) is an affiliate, officer or employee of Borrower or (ii) is organized under the laws of a jurisdiction outside, or resides outside of, the United States of America or Canada;

(6) that are denominated in United States Dollars and payable only in such Dollars and only in the United States of America; and

(7) that are not owed by an account debtor that has dissolved or is subject to any bankruptcy or other insolvency proceeding,

provided that any Eligible Receivables shall be reduced by amounts representing late charges, bill and hold sales, contra amounts, offsets, counterclaims, deductions, reserves that should be made in accordance with GAAP for price adjustments and warranty obligations, estimated billings, retainages, progress billings, COD sales, chargebacks, uncollectible items, volume rebates and price disputes.  In addition, Eligible Receivables shall not include receivables:

(1) that portion of receivables that are owed by a single account debtor (including that account debtor’s affiliates) that exceeds twenty percent (20%) of Borrower’s total receivables (except in the instance in which Best Buy is the account debtor and Best Buy has a current debt rating of at least BBB-/Baa3, in which event the Best Buy receivables to be excluded will be that portion that exceeds seventy-five percent (75%) of Borrower’s total receivables);

(2) that are owed by a single account debtor (including that account debtor’s affiliates) and twenty-five percent (25%) or more of which receivables owed by that account debtor (including affiliates) are more than sixty (60) days past due or more than ninety (90) days past invoice date (or, in the circumstance of Best Buy as the account debtor, more than one hundred twenty (120) days past invoice date); or

(3) that are owed by the federal government or any agency or instrumentality thereunder.

“Eligible Inventory” means, at a particular date that the Borrowing Base is determined, the total inventory of Borrower (measured at lower of cost or market) in which Borrower has clear title, reduced by an obsolescence reserve of $1,090,000.00, and:

(1) which conforms in all respects to the representations and warranties contained in the Security Agreement;

(2) which is located at Borrower’s premises or at Integra Core or at another third-party that has signed a waiver in favor of Lender in a form acceptable to Lender;

(3) which is not damaged;

(4) which is raw materials or finished goods inventory that has not become unusable and with respect to which Borrower has a reasonable expectation of use in the ordinary course of business, and which is not otherwise obsolete (and located in the United States or Canada); and

(5) with respect to which Lender has a perfected first priority security interest.

provided that Eligible Inventory shall in no event include packaging materials, scrap, goods in the possession of third party processors that have not executed and delivered to Lender a release of lien in form and substance satisfactory to Lender, supplies, manufacturing prototypes and work in progress; and provided further that the cost value of Eligible Inventory, to the extent applicable, shall be reduced by amounts representing general ledger material reserves, unamortized tooling, applied indirect overhead, reserves for progress payments, costs of procurement, engineering and program accounting.

“ERISA” means the Employee Retirement Income Security Act of 1974 as amended from time to time and the rules and regulations with respect thereto.

“Environmental Laws” means any and all Federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions related to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor directly or indirectly resulting from or based on (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the release or threatened release of any Hazardous Materials into the environment, or (d) any contract, agreement or other consensual arrangement pursuant to which any such liability is assumed.

“Event of Default” has the meaning given in Section 7.1.

“Fixed Charge Coverage Ratio” means the ratio that is calculated by dividing (a) the sum of net income before interest expense, taxes, depreciation expense, amortization expenses and rent expense (EBITDAR), less cash distributions, cash taxes paid or payable, and a maintenance capital expense as described below by (b) the sum of mandatory debt reductions, operating lease expense, rent expense, and cash interest.  For purposes of the Fixed Charge Coverage Ratio, the maintenance capital expense shall be deemed to be fifty percent (50%) of the non-real estate depreciation expense, prorated evenly for the measurement periods required.

“GAAP” means generally accepted accounting principles.

“Government Authority” means the government of the United States or of any political subdivision thereof, whether state or local, or any agency, authority, court or other entity exercising executive, judicial, taxing, regulatory or administrative powers.

“Guaranties” mean those certain guaranties executed respectively by a Guarantor and the guaranties of any subsequently created or acquired Subsidiary of Borrower executed and delivered to Agent hereafter pursuant to Section 6.4, all as the same may from time to time be amended, and “Guaranty” shall mean any of them.

“Guarantor” shall mean each Subsidiary of Borrower that has executed and delivered to Lender its unlimited continuing guaranty in form and substance acceptable to Lender.

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants regulated pursuant to any Environmental Law.

“Investment” means any investment by Borrower or any Subsidiary in any person or entity, whether payment therefor is made in cash or capital stock of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or debt, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest or extension of credit on terms other than those normal in the ordinary course of business or otherwise.

“Lender” has the meaning given in the introductory paragraph hereto.

“Letter of Credit” and “Letters of Credit” have the meaning given in Section 2.1.

“Leverage Ratio” means that ratio that is calculated by dividing (a) Total Funded Debt by (b) the sum of net income before interest, expense, taxes, depreciation expense, and amortization expenses (EBITDA).

“Loan” has the meaning given in Section 2.1.

“Loan Documents” means this Agreement, the Note, the Security Agreement and each other agreement, instrument or other document to be delivered in connection with this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the ability of an Obligor to perform its payment or other obligations under the Loan Documents, (b) the rights or remedies of Lender under the Loan Documents, or (c) the financial condition or business of an Obligor.

“Maturity Date” means March 15, 2012.

“Note” means the Revolving Promissory Note, in the form provided by Lender attached hereto as Exhibit A, dated on or about the date hereof and made by Borrower in favor of Lender, evidencing the Loan.

“Obligations” means all advances to, and debts, liabilities and other monetary obligations of Borrower under any Loan Document or otherwise with respect to the Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Obligor” means Borrower or a Guarantor, and “Obligors” means Borrower and all Guarantors, collectively.

“Permitted Liens” means (i) liens in favor of Lender; (ii) liens existing as of the date hereof and disclosed by Borrower to Lender in writing; (iii) liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that provision is made to the reasonable satisfaction of Lender, if requested by Lender, for the release of such lien to ensure the priority of Lender’s security interest in the Collateral; (iv) leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business; (v) liens upon or in any equipment which was acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment; (vi) liens for taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Lender for the eventual payment thereof if subsequently found payable; and (vii) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and subject to ERISA that is or, within the preceding five years, has been established or maintained or to which contributions have been made or required by Borrower or, any ERISA affiliate or with respect to which Borrower or any ERISA affiliate may have liability.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of Borrower and solely, for purposes of Section 2.1, any other officer or employee of Borrower designated by any of the foregoing officers in a written notice to Lender.

“Security Agreement” means the Security Agreement dated on or about the date hereof and executed by Borrower in favor of Lender and granting to Lender a security interest in all assets of Borrower.

“Subsidiary” shall mean any corporation or other entity of which more than fifty percent (50%) of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by Borrower and/or any Subsidiary.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Total Funded Debt” means the sum of, without duplication, (a) all obligations of Borrower for borrowed money, including, but not limited to the outstanding Loan, (b) all obligations, contingent or otherwise, of Borrower as an account party in respect of letters of credit, and (c) all capitalized lease obligations, all determined on a consolidated basis and in accordance with GAAP.

“Unused Commitment Amount” means the difference on each day in the immediately preceding quarter (or, in the case of the fee payable on the Maturity Date, on each day after the end of the prior quarter through the Maturity Date) between (a) the amount of the Commitment and (b) the aggregate principal amount of all Loan and Letters of Credit outstanding, calculated on an actual day, three hundred and sixty (360) day year basis.

ARTICLE II
CREDIT TERMS

SECTION 2.1                                     COMMITMENT.  Subject to the terms and conditions of this Agreement, Lender hereby agrees to make credit advances on a revolving basis (collectively the “Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed the Commitment, the proceeds of which shall be used by Borrower for working capital and other corporate purposes.  Borrower’s obligation to repay the Loan shall be further evidenced by the Note.  Advances on the Loan shall be made pursuant to documentation or correspondence required by Lender that is signed or otherwise submitted by a Responsible Officer.

As a subfeature under the Loan, Lender agrees from time to time during the term thereof to issue standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit") in an aggregate, undrawn amount not to exceed $5,000,000.00. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion.  No Letter of Credit shall have an expiration date more than twelve (12) month past the Maturity Date.  The undrawn amount of all Letters of Credit shall reduce the Commitment and be reserved under the Loan and shall not be available for borrowings thereunder.  Each Letter of Credit shall be subject to the additional terms, conditions, fees, and rates set forth in the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof.  Each draft paid under a Letter of Credit shall be deemed an advance under the Loan and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Loan are not available, for any reason, at the time any draft is paid, then Borrower shall immediately pay to Lender the full amount of such draft, together with interest thereon from the date such draft is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to the Letter of Credit.  Furthermore, upon the occurrence of the Maturity Date or an Event of Default, Borrower shall immediately pay to Lender an amount equal to all outstanding Letters of Credit to be held by Lender as collateral for the reimbursement obligation that would arise upon a draw under any such outstanding Letters of Credit.  In any such event Borrower agrees that Lender, in its sole discretion, may debit any account maintained by Borrower with Lender for the required amounts to be paid by Borrower.

SECTION 2.2                                     INTEREST/PAYMENTS/FEES.

(a)           Interest.  The outstanding principal balance of the Loan shall bear interest at the rate or rates of interest set forth in the Note.

(b)           Computation and Payment.  Interest shall be computed on the basis of a Three Hundred Sixty (360) day year and actual days elapsed.  Interest and principal shall be payable at the times and place set forth in the Note.

(c)           Mandatory Payments of Principal.  If at any time the amount outstanding on the Loan exceeds the Commitment, Borrower shall immediately make principal reductions to ensure that the amount outstanding under the Loan does not exceed the Commitment. Lender reserves the right to recalculate, at any time, the Borrowing Base, which calculation shall be binding on Borrower, absent manifest error, in determining the Loan availability under the Commitment and in determining the mandatory principal reduction obligations of Borrower.

(d)           Unused Fee. On the first Business Day of each calendar quarter, and on the Maturity Date, Borrower shall pay to Lender a nonrefundable fee equal to the Unused Commitment Amount for the immediately preceding calendar quarter (or portion thereof) calculated at the following respective per annum rates, as applicable:

(i)	Zero percent (0.00%) if the Unused Commitment Amount is less than thirty-three percent (33.00%) of the Commitment;

(ii)
Fifteen one-hundredths of one percent (0.15%) of that portion of the Unused Commitment Amount that is equal to or greater than thirty-three percent (33.00%) of the Commitment but less than sixty-six percent (66.00%) of the Commitment; and

(iii)	Two-tenths of one percent (0.20%) of the Unused Commitment Amount that equals or exceeds sixty-six percent (66.00%) of the Commitment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement, and Borrower further covenants that all such representations and warranties shall remain true and correct until the full and final payment, and satisfaction and discharge, of all Obligations:

SECTION 3.1                                     LEGAL STATUS.  Each Obligor is duly organized and existing and in good standing under the laws of its incorporation or organization, and is qualified or licensed to do business (and is in good standing as a foreign entity, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to have a Material Adverse Effect.

SECTION 3.2.                                   AUTHORIZATION AND VALIDITY.  The Loan Documents have been duly authorized, and upon their execution and delivery will constitute legal, valid and binding agreements and obligations of the respective Obligor, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

SECTION 3.3.                                   NO VIOLATION.  The execution, delivery and performance by an Obligor of each of the Loan Documents do not violate any Applicable Law, or contravene any provision of organizational documents of the Obligor or result in any breach of or default under any contract, obligation, indenture or other instrument to which the Obligor is a party or by which the Obligor may be bound.

SECTION 3.4.                                   LITIGATION.  There are no pending, or, to the best of Borrower’s knowledge, threatened, actions, claims, investigations, suits or proceedings by or before any Governmental Authority that could have a Material Adverse Effect other than those disclosed by Borrower to Lender in writing prior to the date hereof.

SECTION 3.5.                                   CORRECTNESS OF FINANCIAL STATEMENTS.  The most recent financial statements of Obligors provided to Lender (a) are complete and correct and present accurately and fairly in all material respects the financial condition of Obligors, (b) disclose all liabilities of Obligors that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP consistently applied.  Since the date of such financial statements there has been no material adverse change in the financial condition of the Obligors, nor has any Obligor mortgaged, pledged, granted a security interest in or otherwise encumbered any of the Collateral except for Permitted Liens.

SECTION 3.6.                                   PERMITS, FRANCHISES.  Obligors possess and will hereafter possess all permits, consents, approvals, franchises and licenses required by Government Authorities to enable Obligors to conduct the business in which they are now engaged in material compliance with Applicable Law.

SECTION 3.7.                                   ERISA.  Borrower is in compliance in all material respects with all applicable provisions of ERISA; Borrower has not violated any provision of any Plan; no “Reportable Event” as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

SECTION 3.8.                                   OTHER OBLIGATIONS.  Each Obligor is not in default on any Tax obligation or any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation except such (a) as the Obligor may in good faith contest or as to which a bona fide dispute may arise, and (b) for which the Obligor has made provision for eventual payment thereof in the event the Obligor is obligated to make such payment.

SECTION 3.9.                                   ENVIRONMENTAL MATTERS.  Obligors are is in compliance in all material respects with all Environmental Laws.  None of the operations of an Obligor is the subject of any Governmental Authority investigation evaluating the Obligor’s compliance with Environmental Laws or whether any remedial action under Environmental Laws involving a material expenditure is needed with respect to the Obligor’s operations.

SECTION 3.10.                                   ANTI-MONEY LAUNDERING.  Obligors are in compliance, in all material respects, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV
CONDITIONS

SECTION 4.1.                                   CONDITIONS OF INITIAL ADVANCE ON LOAN.  The Commitment and the obligation of Lender to fund the Loan are subject to the fulfillment to Lender’s satisfaction of all of the following conditions precedent:

(a)             Approval of Lender Counsel.  All legal matters incidental to the extension of credit by Lender shall be reasonably satisfactory to Lender’s counsel.

(b)             Documentation.  Lender shall have received, in form and substance satisfactory to Lender, each of the following, duly executed:

(i)	This Agreement.
(ii)	The Note.
(iii)	The Security Agreement.
(iv)	The Guaranties.
(v)
A certificate for each Obligor certifying as to any required attachments thereto and to the resolutions and other proceedings relating to the authorization, execution and delivery of each Loan Document to which the Obligor is a party.

(vi)	Organizational documents and good standing certificates for each Obligor.
(vii)
A certified Uniform Commercial Code search indicating that the security interests of Lender in the Collateral and the financing statements with respect thereto are in a first priority position subject only to the Permitted Liens.

(viii)	Such other documents and filings (including written releases by current warehouses and shippers holding inventory) as Lender deems necessary to perfect its security interests in the Collateral.
(ix)	Collateral filings with the Patent and Trademark Office with respect to any patents and trademarks included in the Collateral.
(x)	An initial Borrowing Base Certificate.
(xi)	Such other documents as Lender may reasonably require under any other section of this Agreement or as contemplated by the other Loan Documents.

(c)             Financial Condition.  There shall have been no material adverse change, as determined by Lender, in the financial condition or business of the Borrower.

(d)             Fees.  Any fees required to be paid on or before the Closing Date shall have been paid.

(e)             Reimbursements.  Borrower shall have reimbursed Lender for all out-of-pocket costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and the closing of the Loan, including without limitation title expenses, filing fees, appraisal fees, environmental audits, and reasonable attorneys’ fees.

SECTION 4.2                                                 CONDITIONS TO ALL ADVANCES ON LOAN.  The obligation of Lender to the Loan is subject also to the following conditions precedent:

(a)             Representations and Warranties.  The representations and warranties of the Borrower contained in this Agreement or the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respect as of such earlier date.

(b)             Borrowing Base Certificate.  Lender has a current Borrowing Base certificate as required by Section 5.8 of this Agreement.

(c)             No Default.  No Default shall exist, or would result from such proposed advance on the Loan or from the application of the proceeds thereof.

ARTICLE V
AFFIRMATIVE COVENANTS

Borrower agrees to the following so long as Lender has the Commitment hereunder or any Obligation remains outstanding and unpaid:

SECTION 5.1.                                   PUNCTUAL PAYMENTS.  Borrower shall pay all Obligations when due at the times and place and in the manner specified therein.

SECTION 5.2.                                   ACCOUNTING RECORDS.  Borrower shall maintain adequate books and records in accordance with GAAP, consistently applied, and permit any representative of Lender, during business hours and after reasonable notice, to inspect, audit and examine such books and records and to make copies of the same.

SECTION 5.3.                                   COMPLIANCE.  Borrower shall maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower’s continued existence and with the requirements of all Applicable Laws of any Governmental Authority applicable to Borrower or its business.

SECTION 5.4.                                   INSURANCE.  Borrower shall maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, and such other insurance as may be required by the other Loan Documents.

SECTION 5.5.                                   TAXES AND OTHER LIABILITIES.  Borrower shall pay and discharge when due any and all Taxes, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 5.6.                                   NOTICE TO LENDER.  Borrower shall promptly give written notice to Lender in reasonable detail of any Default.

SECTION 5.7.                                   FINANCIAL COVENANTS.  Borrower shall comply with the following covenants:

a.	Borrower shall maintain a Fixed Charge Coverage Ratio of no less than 1.25 to 1.00 measured quarterly on a trailing twelve (12) month basis.

b.	Borrower shall maintain at all times a Leverage Ratio of no greater than 2.5 to 1.0, measured quarterly on a trailing twelve (12) month basis.

SECTION 5.8.                                   FINANCIAL INFORMATION.  Borrower shall provide to Lender the following financial statements and information:

a.	Annual CPA audited financial statements for Borrower due within one hundred twenty (120) days after each fiscal year-end;

b.
Quarterly internally-prepared financial statements for Borrower (with year-to-date information) due within forty-five (45) days after the end of the first, second and third quarters of each fiscal year;

c.	Monthly Borrowing Base certificate to be provided within thirty (30) days after the end of each month;

d.	Monthly aging reports for accounts receivable (including names, addresses, and account balance for each account debtor) to be provided within thirty (30) days after the end of each month;

e.	Monthly accounts payable and inventory report to be provided within thirty (30) days after the end of each month;

f.	Quarterly compliance certificates (due within forty-five (45) days of each quarter) affirming compliance with the financial covenants under Section 5.7; and

g.	Such budgets, forecasts, and other financial information as Lender may reasonably request.

SECTION 5.9.                                   COLLATERAL AUDIT.  Lender shall have the right to conduct an annual Collateral audit at the expense of Borrower.  This annual audit shall not limit the rights of Lender upon an Event of Default

ARTICLE VI
NEGATIVE COVENANTS

Borrower agrees to the following so long as any Obligation remains outstanding and unpaid:

SECTION 6.1.                                   USE OF LOAN.  Borrower shall use the Loan proceeds for the purposes stated in Section 2.1.  Borrower will not use the Loan proceeds for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the board of governors of the Federal Reserve System of the United States), or for the purpose of extending credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.  Borrower will not use the Loan proceeds for the purpose of funding a dividend or distribution to Borrower’s equity holders.

SECTION 6.2.                                   MERGER, CONSOLIDATION, TRANSFER OF ASSETS.  Borrower shall not merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; nor sell, lease (except in the ordinary course of Borrower’s business), transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets.  Disposition of assets shall occur only in the normal course of business or in circumstances of replacement for obsolescence.

SECTION 6.3.                                   NEGATIVE PLEDGE.  Borrower shall not mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of the Collateral, except for the granting or imposition of Permitted Liens.

SECTION 6.4.                                   SUBSIDIARIES.  Borrower will not, and it will not cause or permit any Subsidiary to, create, form or acquire (if such acquisition is approved by Lenders) any Subsidiaries without the prior written consent of Lenders unless Borrower or any Subsidiary which creates, forms or acquires any Subsidiary on or after the date of this Agreement, Borrower or such Subsidiary, as the case may be, shall, contemporaneously with the creation, formation or acquisition of such Subsidiary, cause such Subsidiary to guaranty the payment and performance of all of the Obligations pursuant to a Guaranty (including, without limitation, an amendment to this Agreement if requested by Lender) in form and substance reasonably satisfactory to Lender.

SECTION 6.5                                     INVESTMENTS.  Borrower will not, and it will not cause or permit any Subsidiaries to, directly or indirectly, make any Investments that exceed $1,000,000.00 in the aggregate during any fiscal year without the prior written consent of Lender.

SECTION 6.6                                     ACQUISITIONS.  Borrower will not, and it will not cause or permit any Subsidiary to, consummate any Acquisitions that exceed $1,000,000.00 in the aggregate during any fiscal year without the prior written consent of Lender.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.1.                                   EVENTS OF DEFAULT.  The occurrence of any of the following shall constitute an “Event of Default” under this Agreement and the other Loan Documents:

(a)             Borrower shall fail to pay (i) any Obligation for the payment of principal when due, (ii) any Obligation for the payment of interest within seven (7) days after the date it is due, or (iii) any other monetary Obligation within seven (7) days after the date it is due.

(b)             Borrower shall default in compliance with Section 5.7.

(c)             Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by the Borrower in any Loan Document, shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(d)             Any default in the performance of or compliance with any obligation, agreement or other provision contained in any other Loan Document (other than those referred to in subsections (a), (b), and (c) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days after date the Lender becomes aware of such nonperformance or noncompliance.

(e)             A default or event of default occurs under any other credit transaction between the Borrower and Lender permitting Lender to accelerate or otherwise exercise remedies with respect to that other credit transaction.

(f)             A default or event of default occurs under any other credit transaction between an Obligor and a creditor other than Lender (and the amount outstanding exceeds One Hundred Thousand Dollars ($100,000.00)), permitting that creditor to accelerate or otherwise exercise remedies with respect to that other credit transaction.

(g)             Any judgment not covered by insurance shall be obtained against an Obligor which, together with all other outstanding unsatisfied judgments against the Obligor, shall exceed the sum of One Hundred Thousand Dollars ($100,000.00) and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days following the date of entry thereof; provided that a judgment shall not be deemed “covered by insurance” for the purposes of this Agreement in the event that the insurer providing primary or secondary coverage potentially applicable to such judgment shall have issued a reservation of rights notice, letter or statement to the Obligor or shall be contesting the applicability of its insurance coverage to such judgment.

(h)             An Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator for the Obligor or any of its property, or shall generally fail to pay debts as they become due, or shall make a general assignment for the benefit of creditors; an Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any Applicable Law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other Applicable Law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against an Obligor and such involuntary petition or proceeding is not dismissed within sixty days of filing, or the Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or an order for relief shall be entered against the Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other Applicable Law relating to bankruptcy, reorganization or other relief for debtors.

(i)             Lender deems itself insecure as a result of circumstances with a Material Adverse Effect.

SECTION 7.2.                                REMEDIES.  Upon the occurrence of an Event of Default: (a) Lender may declare all Obligations immediately due and payable in full without presentment, demand, protest or notice to Borrower, all of which are hereby expressly waived by Borrower except for those rights of notice and cure expressly described herein; (b) Lender may declare the Commitment immediately terminated; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents or accorded by Applicable Law.  All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default and are cumulative.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.1.                                   DEPOSIT ACCOUNTS.  As security for the Obligations, Borrower hereby grants to Lender a security interest in all deposit accounts (as that term is defined in Chapter 9a of the Utah Uniform Commercial Code) held by Borrower at Lender.  In addition to that security interest, Lender shall have all rights of setoff provided by Applicable Law with respect to such deposit accounts of Borrower.  Upon the occurrence of an Event of Default, Lender shall have the right to apply immediately all funds in those deposit accounts against the outstanding Obligations without notice to Borrower.

SECTION 8.2.                                   NO WAIVER.  No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver, forbearance, consent or approval of any kind by Lender with respect to any Event of Default must be in a writing signed by Lender and shall be effective only to the extent set forth in such writing.

SECTION 8.3.                                   NOTICES.  All notices, requests and demands which any party is required or may desire to give to any other party under the Loan Documents must be in writing delivered to each party at the following address:

BORROWER:                   ZAGG Incorporated
3855 South 500 West, Suite J
Salt Lake City, Utah 84115
Attn:  Brandon T. O’Brien

LENDER:                   U.S. Bank National Association
170 South Main Street, Sixth Floor
Salt Lake City, Utah 84101
Attn: Nate Quist

or to such other address as any party may designate by written notice to all other parties.  Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or two days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by overnight delivery service, one day after the date it is given to the service.

SECTION 8.4.                                   COSTS, EXPENSES AND ATTORNEYS’ FEES.  Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees expended or incurred by Lender in connection with (a) the enforcement of Lender’s rights in the collection of any amounts which become due to Lender under any of the Loan Documents, (b) any workout negotiations and measures (with Lender having no obligation to undertake such negotiations, and measures), and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, and including any of the foregoing incurred in connection with any bankruptcy or insolvency proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to the Borrower or any other person or entity.

SECTION 8.5.                                   SUCCESSORS, ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided however, that Borrower may not assign or transfer its rights and obligations hereunder without Lender’s prior written consent.  Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the Loan Documents.  In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to the Loan, the Loan Documents, the Borrower, or its respective business, provided that such other party agrees with Lender to keep such matters confidential.

SECTION 8.6.                                   ENTIRE AGREEMENT; AMENDMENT.  This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof.  This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 8.7.                                   NO THIRD PARTY BENEFICIARIES.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 8.8                                     INDEMNIFICATION.  Except for harm arising from Lender’s gross negligence or willful misconduct as determined in a final order issued by a court of competent jurisdiction, Borrower hereby indemnifies and agrees to defend and hold Lender, its directors, officers, employees, and agents harmless from any and all losses, costs, damages, claims and expenses of any kind (whether based on contract, intentional tort, negligence, or otherwise) suffered by or asserted against one or more of such indemnitees related to claims by third parties arising out of (a) the financing provided under the Loan Documents and/or (b) the Borrower’s breach of or noncompliance with Environmental Laws or circumstances related to Hazardous Materials.  This indemnification and hold harmless provision will survive the termination of the Loan Documents and repayment of the Obligations.

SECTION 8.9                                    JURISDICTION.  Any suit, action or proceeding with respect to the Loan Documents must be brought in (a) the courts of Salt Lake County, State of Utah, or (b) the United States District Court for the District of Utah, and Borrower hereby submits to any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile.  Borrower hereby consents to the service of process provided by applicable law.  Borrower waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to the Loan Documents brought in the courts identified above and also irrevocably waives any claim that any such suit, action or proceeding brought in any of those courts has been bought in an inconvenient forum.

SECTION 8.10                                   WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

SECTION 8.11.                                 TIME.  Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 8.12.                                  SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 8.13.                                 COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 8.14.                                 GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to conflict of law rules.

SECTION 8.14                                  AMENDMENT.  This Agreement amends by substitution the Loan Agreement between Borrower and Lender dated May __, 2010.  That Loan Agreement and the documents executed therewith remain valid and enforceable as amended by this Agreement and the other Loan Documents executed with this Agreement.

**Signatures on following page**

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

“Borrower”

ZAGG Incorporated

By: /s/ Brandon O’Brien
Name: Brandon O’Brien
Title: CFO

“Lender”

U.S. Bank National Association

By: /s/
Name:
Title: